UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2011

Oilsands Quest Inc.

(Exact name of registrant as specified in its charter)

Colorado	001-32994	98-0461154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800, 326— 11th Avenue SW Calgary, Alberta, Canada	T2R 0C5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 263-1623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(b)               Departure of Acting Chief Executive Officer.

On February 1, 2011, Oilsands Quest Inc. (the “Company”) announced the departure of Brian MacNeill as Acting Chief Executive Officer, effective immediately.  Mr. MacNeill will remain a member of the Board of Directors of the Company. A copy of the press release announcing his resignation is attached hereto as Exhibit 99.1 and incorporated by reference herein.

(c)               Appointment of Chief Executive Officer.

On February 1, 2011, the Company announced the appointment of Garth Wong as President and Chief Executive Officer, effective immediately.  A copy of the press release announcing his appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Mr. Wong (age 53) has, since February 23, 2009, held the position of Chief Financial Officer with the Company.  Prior to his appointment with the Company, Mr. Wong had for four years served as Principal and Vice President of Sokol Developments Inc., a private real estate company involved in development of commercial and residential properties in Calgary.  Prior to that, Mr. Wong served as Vice President and Comptroller for TransAlta Corporation, Canada’s largest investor-owned wholesale power generator and marketing company, where he was responsible for financial reporting, planning, taxation and budgeting, as well as financial systems and processes.  Mr. Wong has an additional 18 years of industry experience, including accounting and financial responsibilities with Union Pacific Resources Inc. (formerly Norcen Energy Resources) and KPMG LLP.  Mr. Wong has a Bachelor of Commerce degree from the University of Calgary and holds a professional designation as a Chartered Accountant (Alberta).  With demonstrated ability in his position with the Company, Mr. Wong has substantial knowledge of the Company’s history, structure and business.

Since May 1, 2009 (the beginning of the Company’s last fiscal year for which audited financial statements are available), Mr. Wong has not had a direct or indirect material interest in any transaction or in any proposed transaction with the Company. Further, there are no family relationships between Mr. Wong and any director or other executive officer of the Company.

(c)           Appointment of Certain Officers.

On February 1, 2011, the Company announced the appointment of Annie Lamoureux as Vice-President and Controller of Oilsands Quest Inc., effective immediately.  A copy of the press release announcing her appointment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Ms. Lamoureux (age 40) has, since August 2009, been employed with the Company as Corporate Controller where she is responsible for overseeing all finance, internal controls, planning and tax functions of the Company. Prior to joining the Company, from 2006 to 2009, Ms Lamoureux was the Corporate Assistant Controller of Alutiiq LLC, a global contractor with the US Federal government where she oversaw the financial reporting, accounting and treasury functions of the Alutiiq family of companies. From 2001 to 2005, she was the Corporate Assistant Controller of CAE Inc, where she managed the corporation’s global finance and accounting function. Ms Lamoureux has six years of experience working in public accounting at KPMG in both international and domestic offices. She is a Chartered Accountant (Canada) and Certified Public Accountant (United States), and is a graduate from the University of Montreal. With demonstrated ability in her position with the Company, Ms. Lamoureux has substantial knowledge of the Company’s history, structure and business.

Since May 1, 2009 (the beginning of the Company’s last fiscal year for which audited financial statements are available), Ms. Lamoureux has not had a direct or indirect material interest in any transaction or in any proposed transaction with the Company. Further, there are no family relationships between Ms. Lamoureux and any director or other executive officer of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)                 Exhibits.

99.1           Press Release issued February 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2011	Oilsands Quest Inc. (Registrant)

	By:	/s/ Garth Wong
Name: Garth Wong
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued February 1, 2011.